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                             2002 STOCK OPTION PLAN

                                       OF

                             ZBB ENERGY CORPORATION

                                    ARTICLE I

                      Establishment and Purpose of the Plan

     1.1 Establishment of Plan. ZBB Energy Corporation (the "Corporation") hereby establishes the 2002 Stock Option Plan of ZBB Energy Corporation (the "Plan"). The effective date of this Plan shall be February 4, 2002.

     1.2 Purpose of Plan. The purpose of the Plan is to promote the growth and development of the Corporation by providing certain key employees of the Corporation and non-employee members of the Board of Directors of the Corporation with an opportunity to purchase shares of the Corporation's common stock (the "Common Stock") in gratitude for their past service to the Corporation and to serve as an incentive to advance the interests of the Corporation and to otherwise facilitate the efforts of the Corporation to obtain and retain employees of outstanding ability.

                                   ARTICLE II

                                Legal Compliance

     It is the intent of the Corporation that all options granted under this Plan (the "Options") shall be non-qualified stock options. It is the further intent of the Corporation that the Plan conform in all respects with the requirements of Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). To the extent that any aspect of the Plan or its administration shall at any time be viewed as inconsistent with the requirements of Rule 16b-3, as the same shall be amended from time to time, such aspect shall be deemed to be modified, deleted or otherwise changed as necessary to ensure continued compliance with such provisions.

                                   ARTICLE III

                                 Administration

     This Plan shall be administered by the Option Committee of the Board of Directors of the Corporation (the "Committee"); provided, however, that this Plan shall be administered in accordance with the provisions hereinafter set forth, and provided that if any proposed participant in this Plan is also a member of the Board of Directors of the Corporation then the number of Options and the other terms in relation to such Options will be determined by the Board of Directors of the Corporation and not the Committee.

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                                   ARTICLE IV

                            Stock Subject to the Plan

     4.1 Aggregate Shares. The aggregate number of shares of Common Stock which may be issued upon the exercise of Options granted at any time under this Plan shall be five million (5,000,000) shares

     4.2 Availability. The shares of Common Stock to be issued or delivered upon the exercise of Options shall be made available, at the discretion of the Committee, either from authorized but unissued shares or shares issued and reacquired by the Corporation.

     4.3 Nonacquired Shares. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not acquired thereunder shall again be available for Options to be granted under this Plan.

                                    ARTICLE V

                            Eligibility of Recipients

     5.1 Eligibility. Participation under this Plan will be limited to persons who are key salaried employees, including officers, of the Corporation, or non-employee members of the Board of Directors of the Corporation.

     5.2 Designation of Participants. The participants under this Plan shall be those eligible employees of the Corporation or non-employee members of the Board of Directors of the Corporation who are from time to time designated by the Committee (the "Participants"). Options shall be awarded to the Participants under Article VI, below, and the designation as a Participant does not ensure that any particular Participant will be awarded Options hereunder. Each Participant shall be notified in writing of his designation as a Participant and, in connection therewith, each Participant shall be required to execute an acknowledgment in the form attached hereto as EXHIBIT A.

                                   ARTICLE VI

                                 Grant of Option

     The Committee shall from time to time determine the Options to be granted to the Participants hereunder, it being understood that Options may be granted at different times to the Participants. In addition, the Committee shall determine (a) the number of shares subject to each Option, (b) the time or times when the Options will be granted, and (c) the criteria for earning the Options based upon the Corporation's financial performance, which criteria shall be communicated in writing to the Participants.


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                                   ARTICLE VII

                         Purchase Price of Option Shares

     The exercise price per share of Common Stock for each Option granted hereunder shall be an amount determined by the Committee in good faith in its sole discretion.

                                  ARTICLE VIII

                               Exercise of Option

     8.1 Notice of Exercise. A Participant electing to exercise an Option then exercisable shall give written notice to the Corporation of such election and of the number of shares of Common Stock such Participant has elected to purchase. An Option may be exercised at any time or times after the date such Option has vested in accordance with the terms of Article X, below. An Option may be exercised with respect to all, or any portion of the shares of Common Stock subject to such Option. Written notice by a Participant of the exercise of an Option shall be irrevocable and shall bind such Participant to purchase, and require the Corporation to sell the shares for the consideration and in the manner specified in this Plan.

     8.2 Payment of Option Price. The exercise price of an Option shall be paid in full to the Corporation at the time of the exercise in cash or other immediately available funds, or by the offset of any undisputed, liquidated, non-contingent obligations then owed by the Corporation to the Participant, or subject to the approval of the Committee, in whole or in part by any other lawful consideration.

     8.3 No Delivery Until Payment in Full. The Corporation shall have no obligation to deliver shares of Common Stock pursuant to the exercise of any Option, in whole or in part, until payment in full of the purchase price therefor is received by the Corporation.

                                   ARTICLE IX

                                 Term of Option

     9.1 Expiration of Option. No Option shall be exercisable after it expires. Each Option shall expire upon the earlier of:

          (a) the five (5) year anniversary of the date the Option vests pursuant to the provisions of Article X, below; or

          (b) the date stipulated in Paragraph 9.2 or 9.3, below, as the case may be, in the case of a Participant whose employment with or membership on the Board of Directors of the Corporation ceases.


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     9.2 Termination of Service. In the case of a Participant whose employment with or membership on the Board of Directors of the Corporation is terminated by reason of death, Disability, or by the Corporation (or its shareholders in the case of a Director that is not also an employee of the Corporation) without Cause (all as hereinafter defined), or voluntarily by the Participant at the request of the Committee or voluntarily by the Participant after the Participant has attained age sixty-five (65) or such earlier age as may be approved by the Committee, each Option shall expire as provided in Paragraph 9.1(a), above. For purposes hereof, the terms "Disability" and "Cause" shall be defined as follows:

          (a) The term "Disability" shall be defined as in the then current written employment agreement, if any, between the Participant and the Corporation approved by the Board of Directors of the Corporation, and if there is no such written employment agreement, the term "Disability" shall be determined pursuant to the Corporation's disability insurance plan, and if there is no such insurance plan in effect, "Disability" shall be defined as the inability of the Participant to perform his normal duties as a full-time employee of the Corporation or member of the Board of Directors of the Corporation for a period of one hundred eighty (180) consecutive days by reason of physical or mental illness or incapacity, or for periods of physical or mental illness or incapacity aggregating two hundred ten
     (210) days in any consecutive twelve (12) month period. A physical or mental disability shall be deemed to include the written direction by a physician that the Participant shall, for medical reasons, terminate or substantially reduce his service to the Corporation or as a member of the Board of Directors of the Corporation. If there is any dispute as to whether the termination of the Participant's employment or membership on the Board of Directors of the Corporation was due to his physical or mental illness or incapacity, such question shall be submitted to a licensed physician for the purpose of making such determination. An examination of the Participant shall be made within thirty (30) days after written notice by the Corporation or the Participant. The Participant shall submit to such examination and provide such information that such physician may request. The determination of such physician as to the question of the Participant's physical or mental condition shall be binding and conclusive on all parties concerned for purposes of this Agreement. A Disability shall be deemed to be continuing unless the Participant performs his regular duties for the Corporation or as a member of the Board of Directors of the Corporation for a continuous period of one (1) month. For purposes hereof, the date of Disability shall be the earlier of either (i) the date the Corporation and the Participant agree that the Participant is disabled or (ii) the expiration of the one hundred eighty (180) or two hundred ten (210) day period, as applicable.

          (b) The term "Cause" shall be defined as in the then current written employment agreement, if any, between the Participant and the Corporation approved by the Board of Directors of the Corporation. If there is no such written employment agreement between the Corporation and the Participant, then "Cause" shall be defined as the Participant's termination by the Corporation (or its shareholders in the case of a Director that is not also an employee of the Corporation) upon the commission of any of the following:


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               (i) The continued failure of the Participant to substantially perform his duties for the Corporation or as a member of the Board of Directors of the Corporation (other than by reason of illness or Disability) after a demand for performance is delivered to the Participant that specifically identifies the manner in which the Corporation (or the other Directors in the case of a Director that is not also an employee of the Corporation) believes the Participant has failed to perform his duties, and the Participant fails to resume substantial performance of his duties within fourteen (14) days (thirty (30) days in the case of a Director that is not also an employee of the Corporation) of receiving such demand.

               (ii) Use of alcohol or drugs by the Participant in such a manner as to interfere with the performance of the Participant's duties for the Corporation or for the Board of Directors of the Corporation.

               (iii) Willful conduct by the Participant which is demonstrably and materially injurious to the Corporation, monetarily or otherwise.

               (iv) Conviction of the Participant of a felony or misdemeanor which, in the reasonable judgment of the Committee (or the other Directors in the case of a Director that is not also an employee of the Corporation), is likely to have a material adverse effect upon the business or reputation of the Participant or the Corporation, or which substantially impairs the Participant's ability to perform his duties for the Corporation or for the Board of Directors of the Corporation.

               (v) Breach by the Participant of any agreement with the Corporation concerning noncompetition, nonsolicitation or the confidentiality of trade secrets or proprietary or other information.

     9.3 Other Termination. In the case of a Participant whose employment with or membership on the Board of Directors of the Corporation is terminated for any reason other than as set forth in Paragraph 9.2, above, each Option which has not vested in accordance with the provisions of Article X, below, shall immediately be forfeited, and each Option which has vested in accordance with the provisions of Article X, below, shall expire as provided in Paragraph 9.1(a), above..

     9.4 Dispute. Any questions as to whether and when there has been a cessation of employment or service and the reason therefor shall be determined by the Committee (or the other Directors in the case of a Director that is not also an employee of the Corporation) in its sole discretion, and any such determination shall be final and binding upon the parties.

                                    ARTICLE X

                                     Vesting

     Each Option granted hereunder shall not be considered earned, vested or exercisable as of the date of such grant. Unless otherwise vested earlier or terminated pursuant to the provisions


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of the Plan, an Option shall be deemed vested only upon the terms and conditions contained in EXHIBIT B attached hereto.

                                   ARTICLE XI

                         Adjustments - Change in Shares

     In the event that the outstanding shares of Common Stock of the Corporation are hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation, by reason of a recapitalization, reclassification, merger, or consolidation in which the Corporation is the surviving parent corporation, stock split, reverse stock split, combination of shares, or dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares for which Options may be granted under the Plan. In addition, the Committee shall make appropriate adjustments in the number and kind of shares as to which outstanding and unexercised Options shall be exercisable, to the end that the proportionate interest of the holder of the Option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment to the exercise price per share.

                                   ARTICLE XII

                           Transferability of Options

     An Option granted under the Plan may not be transferred except by will or the laws of descent and distribution and, except as specifically set forth herein, may be exercised during the lifetime of a Participant only by him or by his guardian or legal representative. The Option and any rights and privileges pertaining thereto shall not, except as described above, be transferred, assigned, pledged or hypothecated by him in any way whether by operation of law or otherwise and shall not be subject to execution, attachment or similar process. Notwithstanding the foregoing, a Participant may, during his lifetime, transfer an Option to a member or members of a group consisting of his issue or a trust consisting of his issue created for the primary benefit of himself and his issue (a "Permitted Transferee"); provided, however, that all provisions of this Plan, including those relating to forfeiture, expiration and vesting of options shall continue to apply to such Permitted Transferee; provided further that such Permitted Transferee shall agree to be bound by the terms of this Plan by executing an acknowledgment substantially in the form attached hereto as EXHIBIT A.

                                  ARTICLE XIII

                                Withholding Taxes

     Pursuant to applicable federal and state laws, the Corporation may be required to collect withholding taxes upon the exercise of an Option granted under the Plan. The Corporation may require, as a condition to the exercise of an Option, that the Participant concurrently pay to the Corporation (either in cash or, at the request of the Participant, but in the discretion of the


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Committee and subject to such rules and regulations as the Committee may adopt from time to time, in shares of the Corporation's Common Stock) the entire amount or a portion of any taxes which the Corporation is required to withhold, in such amount as the Committee or the Corporation in is discretion may determine.

                                   ARTICLE XIV

                                 Administration

     14.1 The Committee. The Committee shall have the authority to establish, adopt or revise such rules and regulations as it deems necessary or appropriate for administration of the Plan, provided that such rules and regulations are not inconsistent with the provisions or original intent of the Plan.

     14.2 Amendment or Discontinuance. The Committee may, at any time, without the approval of the stockholders of the Corporation, alter, amend, modify, suspend or discontinue the Plan, but may not, without the consent of the Participant or holder, make any alteration which would adversely affect an Option previously granted under the Plan.

     14.3 Determination of the Committee. All determinations of the Committee, irrespective of their character or nature, including, but not limited to, all questions of construction and interpretation of the Plan, shall be final, binding and conclusive upon all parties.

     14.4 Advice of Counsel. The Corporation and the Committee may each consult with legal counsel with respect to their obligations and duties hereunder or with respect to any action or proceeding or any other question of law and shall not be liable for any action taken or omitted by it in good faith pursuant to the advice of such counsel.

     14.5 Books and Records. The Secretary of the Corporation shall be responsible for maintaining the books and records for the Plan. Such books and records shall only be open for examination by a Participant or his duly designated beneficiary.

     14.6 No Personal Liability. Neither the Committee, any member thereof, or the Corporation, nor any other person who is acting on behalf of the Committee, any member thereof, or the Corporation shall be liable for any act or failure to act hereunder except for willful misconduct or fraud.

                                   ARTICLE XV

                 Certain Rights and Obligations of Participants

     15.1 Copies of Plan. Each Participant shall be entitled to receive a copy of the Plan upon his designation as a Participant.

     15.2 No Right to Employment. The designation of an employee of the Corporation as a Participant under the Plan shall not be construed as conferring upon such employee any right to remain in the employ of the Corporation. The right of the Corporation to discipline or discharge


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an employee shall not be affected in any manner by reason of the designation of such employee as a Participant under the Plan.

                                   ARTICLE XVI

                                 Indemnification

     Each person who is a member of the Committee shall be indemnified and held harmless by the Corporation against and for any loss, cost, liability or expense that may be imposed upon him or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Corporation's approval, or paid by him in satisfaction of any judgment in any such action, suit or proceeding against him, provided that he shall give the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person shall be entitled under the Corporation's Articles of Incorporation or By-laws or as a matter of law or otherwise or any power that the Corporation may have to indemnify him and hold him harmless.

                                  ARTICLE XVII

                                  Miscellaneous

     17.1 Expenses. All expenses of administering the Plan shall be paid by the Corporation, except as expressly provided herein to the contrary.

     17.2 Governing Law. The Plan shall be construed, administered and governed in all respects under and by the internal laws of the State of Wisconsin.

     17.3 Use of Words. Wherever the context so requires, words in the masculine gender include the feminine and words in the feminine include the masculine, and the definition of any terms in the singular may include the plural and the plural may include the singular.

     17.4 Binding Effect. In consideration of the benefits conferred hereunder, each Participant shall be conclusively presumed to have agreed to be bound by all of the terms and conditions of the Plan as presently constituted and as it may be amended from time to time.

     17.5 Independence of Plan. It is intended that the Plan be construed and administered independent of any and all other employee benefit plans, fringe benefit programs or compensation arrangements of the Corporation. Accordingly, except as otherwise determined by the Committee, neither the Plan nor any of the benefits payable hereunder shall be construed, administered or considered so as to have any effect on any existing or future pension, profit sharing, incentive compensation or other employee benefit program or plan of the Corporation and no such program or plan of the Corporation shall be construed or administered to have any effect on the Plan.


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                                    EXHIBIT A

                          ACKNOWLEDGMENT OF PARTICIPANT

     The purpose of this form is to obtain your acknowledgment of your receipt of a copy of the 2002 Stock Option Plan of ZBB Energy Corporation (the "Plan") and information regarding your participation in the Plan, and your agreement to the terms and conditions of the Plan. As a designated "Participant" under the Plan, you are entitled to receive a copy of the Plan.

     By completing this acknowledgment form, you are acknowledging or agreeing as follows:

     (a) that, prior to or on the date set forth opposite your signature below, you received and reviewed a copy of the Plan which, pursuant to
          Article X of the Plan, sets forth the vesting schedule applicable to the Options granted to you under the Plan;

     (b) that, effective as of __________,____, you have been designated as a Participant in the Plan;

     (c) that, you have been granted Options to purchase _______________ shares of Common Stock under the Plan;

     (d) that, the exercise price per share of Common Stock for each Option granted is equal to __________;

     (e) that, the Options granted to you under the Plan will be subject to expiration under Article IX of the Plan and a vesting schedule pursuant to Article X of the Plan; and

     (f) that, in consideration of the benefits conferred upon you under the Plan, you shall be bound by the terms and conditions thereof.

Date: _____________________             ________________________________________

                                        ____________________________(Print Name)

Acknowledged and agreed to this
_____ day of ______________, _______.

ZBB ENERGY CORPORATION


By:
    ---------------------------------
               (Title)

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                                    EXHIBIT B

                             CONDITIONS FOR VESTING

1.   Employment Agreement

     In accordance with any specific terms and conditions with respect to the vesting of the Options contained in any agreement regarding the employment of the Participant by the Corporation approved by the Board of Directors of the Corporation (an "Employment Agreement").

2.   Grant by the Committee

     If the Participant is not a party to an Employment Agreement containing any such terms and conditions with respect to the vesting of the Options, then in accordance with the terms and conditions with respect to the vesting of the Options determined by the Committee and delivered in writing to the Participant at the time of the grant of the Options.

3.   No Specific Terms

     If the Participant is not a party to an Employment Agreement containing any such terms and conditions with respect to the vesting of the Options, and the Committee did not specify any such terms and conditions with respect to the vesting of the Options at the time of the grant of the Options, then the terms and conditions with respect to the vesting of the Options shall be as follows:

     (a)  Death of a participant

     Upon the death of the Participant, all Options granted to such Participant which would vest in the fiscal year of such Participant's death shall immediately vest.

     (b)  Disability of Participant

     Upon the Disability of the Participant, all Options granted to such Participant which would vest in the fiscal year of such Participant's Disability shall immediately vest.

     (c)  Termination of Participant Without Cause

     Upon the termination of employment or service of the Participant without Cause, all Options granted to such Participant which would vest in the fiscal year of such Participant's termination of employment or service without Cause shall immediately vest.

     (d)  Termination of Participant for Cause

     Upon the termination of employment or service of the Participant with Cause, all unvested Options granted to such Participant shall be immediately forfeited.

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     (e)  Resignation of the Participant

     Upon the resignation of the Participant prior to attaining age sixty-five
     (65) or such earlier age as may be approved by the Committee, all unvested Options granted to the Participant shall be immediately forfeited.


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